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                                                                    Exhibit 4.13

                                      1987

                          STOCK OPTION AND RIGHTS PLAN

                                       OF

                             TRANSMEDIA NETWORK INC.

                                   ----------

     1. Purpose. The purpose of this Stock Option and Rights Plan is to advance the interests of Transmedia Network Inc., a Colorado corporation (the "Company"), by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by key employees of the Company and its Subsidiaries (as hereinafter defined) and by other individuals upon whose judgment and commitment the Company is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Company will stimulate the efforts of such individuals on behalf of the Company and strengthen their desire to remain associated with the Company and its Subsidiaries as well as enable the Company to attract valuable employees and independent sales agents.

     2. Definitions. When used in this Plan, unless the context otherwise requires:

          (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time, and in periods between the regularly scheduled meetings of the Board of Directors shall mean the Executive Committee of the Board of Directors.

          (b) "Chief Executive Officer" shell mean the person who at the time shall be Chief Executive Officer of the Company.

          (c)       "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" shall mean the Stock Option Plan Committee described in Section 3 hereof.

          (e) "Fair Market Value" of a share of stock at any particular time shall mean the closing sale price for such share on the principal stock exchange on which the shares of such stock are listed on the next preceding day on which such price was reported, or if such shares are not listed on any stock exchange, the average of the closing dealer "bid" and "ask" prices for such a share in the domestic over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the next preceding day on which such price was reported, or if a price for such shares has not been reported by NASDAQ within 30 days prior to the time in question, the average of the "bid" and "ask" prices for such a share quoted by the National Quotation Bureau for the next preceding day on which such price was quoted, or if a price for such shares has not been quoted by the National

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Quotation Bureau within 30 days prior to the time in question, the value determined in good faith by the Committee, whose determination shall be final and binding.

          (f) "Incentive Stock Option" shall mean any stock option issued pursuant to the Plan which qualifies as an incentive stock option under Section 422A of the Code.

          (g) "Non-Qualified Option" shall mean any stock option issued pursuant to the Plan which is not an Incentive Stock Option.

          (h) "Option" shall mean either an Incentive Stock Option or a Non-Qualified Option issued pursuant to the Plan.

          (i) "Plan" shall mean this 1987 Stock Option and Rights Plan of Transmedia Network Inc. adopted by the Board of Directors at its meeting held on April 20, 1987, as such Plan from time to time may be amended.

          (j) "Rights" shall mean any stock appreciation rights issued pursuant to the Plan.

          (k) "Share" shall mean a share of the Common Stock, par value $.001 per share, of the Company.

          (l) "Subsidiary" shall mean an entity, 50% or more of the stock of which having ordinary voting power is owned or controlled by the Company.

     3. Committee. The Plan shall be administered by the Committee. The Committee shall consist of three members (who may but need not be directors of the Company) who shall be selected by the Board of Directors. The Board of Directors shall designate one of the members of the Committee to be the Chairman thereof. While serving on the Committee, no member thereof shall be eligible to receive Options or Rights under the Plan or to participate in any other plan of the Company or a Subsidiary which entitles participants to acquire stock, stock options, or stock appreciation rights of the Company or any Subsidiary. In addition, no person may serve on the Committee if within one year prior to commencing such service, such person was eligible to participate in the Plan or any of such other plans. However, membership on the Committee shall not adversely affect any rights or options granted to such person prior to appointment to the Committee. The Chief Executive Officer shall meet with the Committee ex officio and act as advisor to the Committee but shall not vote. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. Meetings of the Committee may be called at any time by its Chairman or by any two members of the Committee, upon at least one day's notice given in person or by telephone, letter, telegram or cablegram, to each member of the Committee; provided, however, that meetings may be held at any time without prior notice if all the members are present, or if any time before or after the meeting those members not present waive notice of the meeting in writing. At all meetings of the Committee, two of the members of the Committee at the time of such meeting shall be necessary to constitute a quorum. Any act of a majority of the quorum present at a meeting shall be the act of the Committee.

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     4.        Participants. Except for members of the Committee as provided above, all persons who now are, or who during the term of the Plan become, key employees or independent sales agents of the Company or any of its Subsidiaries shall be eligible to receive Options (with or without Rights) under the Plan. The individuals to whom Options and Rights are to be granted under the Plan, and the number of Shares to be subject to such Options and Rights, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of the Plan. Individuals to whom Options and Rights may be granted include employees who are also directors of the Company or any of its Subsidiaries. A person shall not be disqualified from receiving Options or Rights under the Plan solely because he or she already holds a stock option or stock appreciation right of the Company or a Subsidiary, whether granted pursuant to the Plan or otherwise.

     5. Grant of Options. The Committee may, but shall not be required to, grant Options (with or without Rights) with respect to an aggregate of not more than 3,000,000 Shares, subject to adjustment pursuant to Section 14 hereof. Such Shares may be either treasury Shares or authorized but unissued Shares. Options granted under the Plan to an employee of the Company or any of its Subsidiaries may either be Incentive Stock Options or Non-Qualified Options, as the Committee shall designate. Options granted under the Plan to an independent sales agent of the Company or a Subsidiary may only be Non-Qualified Options. Any Option issued to an individual, whether an Incentive Stock Option or Non-Qualified Option, may include related Rights as described in Section 11.

          Except as provided below, the number of Shares with respect to which Options and Rights may be granted to any eligible individual shall be determined by the Committee in its sole discretion. Notwithstanding any other provision of the Plan to the contrary, the aggregate Fair Market Value (determined as of the time an Option is granted) of the Shares with respect to which any individual employee may be granted Options which are Incentive Stock Options, and which becomes exercisable for the first tine in any one calendar year (under this Plan and all other stock option plans maintained by the Company or any of its Subsidiaries), shall not exceed $100,000.

          To the extent that an Option shall expire or terminate for any reason, without having been exercised (or deemed exercised) in full, Options (with or without related Rights) may again be issued under the Plan with respect to the Shares for which the expired or terminated Option had not been exercised.

          A Certificate of Option or Option Agreement, in form determined by the Committee and signed by the Chairman of the Board or the President or a Vice President of the Company, attested by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, and having the seal of the Company affixed hereto, shall be delivered to each person to whom an Option is granted. Each Certificate of Option or Option Agreement shall bear a legend indicating its status as either an Incentive Stock Option or Non-Qualified Option, and indicating whether it is issued with related Rights, and shall contain the terms designated by the Committee pursuant to the Plan and such other terms and conditions, not inconsistent with the Plan, as the Committee deems necessary or appropriate.

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     6.        Price. The purchase price per Share for the Shares to be
purchased pursuant to the exercise of any Option (the "Option Price") shall be fixed by the Committee at the time of the grant of the Option and shall he at least equal to 100% of the Fair Market Value of a Share on the date such Option is granted; provided, however, that if an Option that is intended to qualify as an Incentive Stock Option is issued to an employee who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any of its Subsidiaries ("10% owner"), then the Option Price for such Option shall be at least equal to 110% of the Fair Market Value of a Share on the date the Option is granted. Subject to the foregoing provisions, the Committee shall have full authority and discretion and be fully protected in fixing an Option Price. In determining whether a person is a 10% owner, such person shall be considered the owner of stock in accordance with Section 425 of the Code (or any successor provision of law) and will be deemed to have exercised all then outstanding stock options granted to such person to acquire stock of the Company or a Subsidiary, whether or not such stock options were granted under the Plan.

          Except as otherwise permitted below, payment of the Option Price pursuant to the exercise of an Option shall be made in full at the time of the exercise of the Option either in cash, or by certified check payable to the order of the Company. In addition, if the Committee in its discretion deems it advisable, it may provide when an Option is granted that the Option Price or any portion thereof may be paid by the individual exercising such Option (i) by tendering Shares that have been held by such individual for at least one year, valued at their then Fair Market Value, and/or (ii) through the issuance to the Company of a recourse promissory note of such individual, secured by the Shares acquired pursuant to the exercise of the Option (and such other Collateral as the Committee may determine), payable in one or more installments (as determined by the Committee in its discretion) over a period of not longer than five years, and bearing interest at a rate at least as high as the interest rate required by the Internal Revenue Service to avoid the application of the unstated interest rules of Section 483 of the Code, and regulations issued thereunder.

     7. Duration of Options. Except as provided below, each Option granted under the Plan shall provide that neither it nor any Related Rights may be exercised after ten years after the date upon which the Option was granted, or such lesser period as determined by the Committee in its discretion. However, any Option granted to a 10% owner that is intended to qualify as an Incentive Stock Option shall provide neither that it nor any Related Rights may be exercised after five years after the date upon which the Option was granted, or such lesser period as determined by the Committee in its discretion.

     8. Consideration for Options. An individual designated by the Committee to receive an Option (with or without Rights, under the Plan shall not be required to make any cash payment in consideration of the grant of such Option. However, the Committee in its discretion may require such other consideration as it deems appropriate for the grant of an Option, including, without limitation, by providing that the exercise of the Option or related Rights is conditioned upon the holder's continued employment by or other affiliation with the Company or a Subsidiary.

     9. Non-Transferability of Options. Options and related Rights shall not be transferable by he holder thereof, otherwise than by will or the laws of descent and distribution

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to the extent provided in Section 13 hereof. Options and related Rights may be exercised or surrendered during the holder's lifetime only by the holder thereof; provided, however, that in the event that an Option holder becomes legally in capacitated and a representative or committee is appointed to act on his or her behalf, such representative or committee may exercise any Options or Rights that are held by the incapacitated Option holder to the same extent as the holder could have had he or she not suffered such incapacity.

     10. Exercise of Options. Except as otherwise provided herein, an Option and any related Rights, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee, but in any event not sooner than (i) approval of the Plan by stockholders of the Company as provided in Section 17 hereof and (ii) except as provided below, the first anniversary of the date upon which the Option was granted. Unless otherwise determined by the Committee, 20% of the Shares subject to an Option may be purchased (or rights with respect thereto may be exercised) on or after the first anniversary of the Option's date of grant, and an additional 20% of the Shares subject to the Option may be purchased (or Rights with respect thereto may be exercised) on or after each of the second, third, fourth and fifth anniversaries, respectively, of the Option's date of grant, but in each case prior to the Option's expiration date.

          Notwithstanding the foregoing, if an Option holder attains age 65 while employed by or serving as an independent sales agent to the Company or any of its Subsidiaries, such Option and any Related Rights shall become exercisable in full at that time provided that the Plan has been approved by the stockholders of the Company as provided in Section 17 hereof.

          If (i) the Board of Directors approves or authorizes (A) the dissolution or liquidation of the Company, or (B) the reorganization, merger or consolidation of the Company with one or more corporations as a result of which either the Company will become a whollyowned subsidiary of another corporation or neither the Company nor a Subsidiary is the surviving corporation, or (C) the sale of all or substantially all of the assets of the Company other than to a Subsidiary, or (ii) a tender offer for the Common Stock (or any other capital stock of the Company or a Subsidiary for which all the Common Stock has heretofore been exchanged or into which it has been changed (the "Recapitalized stock")) shall commence, or (iii) during any twelve month period, a majority of the members of the Board of Directors are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors, unless such new directors were nominated by the management of the Company, each of the events described in clauses (i), (ii), and (iii) being referred to hereinafter as an "Extraordinary Transaction"), or (iv) after the adoption of the Plan, any individual, corporation, other entity or any group (within the caning of Section 13(d) (3) of the Securities Exchange Act of 1934, as amended), which is unaffiliated with the Company or a Subsidiary other than as a stockholder of the Company, acquires, directly or indirectly, within any twelve-month period shares of the Common Stock or any class of Recapitalized Stock with full voting rights (excluding any shares issued in any acquisition or reorganization approved by the Board of Directors in which the Company is the surviving corporation or in control of the surviving corporation and any shares issued by the Company in a public or private offering), such that such individual, corporation, other entity or group becomes, directly or indirectly, after the adoption of the Plan, the holder of Common Stock or such Recapitalized Stock representing 25 percent or more of the then current ordinary voting power of he Company's stock (a "Substantial Change in

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Ownership"); then, effective upon the Board of Directors' approval of the
Extraordinary Transaction (other than a tender offer), the commencement of the tender offer, or the occurrence of the Substantial Change in Ownership, as the case may be, and provided that the Plan has been approved by the stockholders as provided in Section 17 hereof, the time when the then unexercised portion of each then outstanding Option and any related Rights granted under the Plan may be exercised shall automatically be accelerated so that each holder thereof may exercise the then unexercised portion of his or her Options or any related Rights in full or in any part prior to the consummation of the Extraordinary Transaction or promptly after a Substantial Change in Ownership. Alternatively, if, in the opinion of counsel to the Company, any profit which would be realized by an officer of the Company, if the Shares acquired under an Option or Rights were disposed of in connection with such Extraordinary Transaction or at the time of a Substantial Change of Ownership, would inure to the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, then, provided that the Plan has been approved by the stockholders as provided in
Section 17 hereof, such officer may, at any time prior to the consummation of the Extraordinary Transaction (which, in the case of a tender offer, shall be the date when the tendered shares which are to be accepted has been determined), or promptly after such Substantial Change in Ownership, surrender to the Company any then outstanding Option granted under the Plan and held by such office in exchange for consideration, payable in cash, equal to (i) the excess, if any, of the Transaction Price (as hereinafter defined) over the Option Price payable pursuant to the applicable Option upon the exercise of the Option, multiplied by
(ii) the number of Shares subject to the unexercised portion of the surrendered Option. "Transaction Price" shall mean the aggregate of the amount of cash and the fair market value of other consideration which would be receivable per
Share: (A) on the date on which Shares acquired under the Option or Rights would be disposed of by the officer in the applicable Extraordinary Transaction for each Share; or (B) if such Shares were sold at the highest price on the date on which an officer or director would dispose of such Shares after the effective date of a Substantial Change in Ownership. For the purposes of determining if a Substantial Change in Ownership has occurred, an individual, corporation, other entity or group shall not be deemed to hold any Common Stock or Recapitalized Stock issuable upon the conversion of any convertible securities of the Company or a Subsidiary or upon the exercise of any option or warrant for or other right to purchase Common Stock or Recapitalized Stock unless such Common Stock or Recapitalized Stock has actually been issued upon conversion or exercise. Where any Option, the exercise date of which has been accelerated pursuant to this paragraph, is thereafter exercised, the Option Price may be paid in any manner and upon the terms permitted by the applicable Option.

          An Option or Rights shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, accompanied by the Certificate of Option or Option Agreement and, in the case of exercise of an Option, by full payment of the Option Price for the Shares to be purchased pursuant to such exercise. Such deliveries shall be made to the Chairman of the Board or an officer of the Company appointed by the Chairman of the Board or the Committee for the purpose of receiving the same.

          Within a reasonable time after exercise of an Option or Rights, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to exercise of the Option, or the cash payable and/or a certificate for the Shares issuable upon exercise of Rights. All such Shares and certificates shall be issued in the name of the person

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who is entitled at the time to exercise the Option or, if such person is the original holder and so elects, in the name of such person and his or her spouse as joint tenants with right of survivorship. If the Option or Rights shall have been exercised with respect to less than all of the Shares subject thereto, then the Company shall also cause to be delivered to the person entitled thereto a new Certificate of Option or Option Agreement in replacement of the certificate or agreement surrendered at the time of the exercise, indicating the number of shares with respect to which the Option and any Rights remain available for exercise, or else the original certificate or agreement shall be endorsed to give effect to the partial exercise thereof.

     11. Rights. The Committee, in its discretion, may grant Rights in any Option granted under the Plan, whether an Incentive Stock Option or a Non-Qualified Option. If Rights have been included in an Option, then such Rights shall be exercisable on the same terms, at the same time, to the same extent, and by the same party as the related Option is exercisable. On the exercise of a Right that is included in an Option, the holder of such Rights shall be entitled to receive from the Company cash, or Shares valued at the then Fair Market Value, or a combination thereof, as the Committee may in its discretion determine, in total value equal to the excess of the then Fair Market Value of the Shares with respect to which the Right is being exercised over the Option Price for such Shares pursuant to the terms of the Option. If an Option includes Rights, then to the extent that such Option has been exercised, or terminates or otherwise lapses, the related Rights shall to the same extent terminate or lapse, and shall not be exercisable. If an Option includes Rights, then to the extent such Rights have been exercised, the related Option shall be deemed to have been exercised.

          No Rights can be exercised with respect to any shares at a time when the Fair Market Value of such Shares is less than the Option Price for such Shares pursuant to the terms of the Option.

     12. Tax Withholding. In the event that the holder of an Option elects to exercise his or her Option or Rights or any part thereof pursuant to Section 10 hereof, and the Company or a Subsidiary shall be required to withhold any amounts with respect to such exercise by reason of any federal, state or local tax laws, rules or regulations, then the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any payments (including, but not limited to payments in Shares) to be made to the holder, whether in connection with such exercise or otherwise. In any event, the holder shall make available to the Company or such Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds or other property (including, but not limited to, Shares) to meet the requirements of such withholding; and the Company or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the company or such Subsidiary out of any funds or property (including, but not limited to, Shares) due or to become due to the holder.

     13. Termination of Employment or Other Relationship. If an Option holder's employment by, or services as an independent sales agent to, the Company and its Subsidiaries shall terminate, for any reason other than discharge for cause, retirement on or after age 65, total disability, or death, then such Option holder shall have until the later of the end of the 30th business day following such cessation of employment or services, as the case may be, or the stated expiration date of the Option, and no longer, to exercise any unexercised portion of such

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Option and any related Rights that he could have exercised on the day on which such employment or services terminated. If an Option holder's termination of employment or services is due to retirement on or after attaining the age of 65 years, to total disability (to an extent, if any, and in a manner as shall be determined in each case by the Committee in its sole discretion), or to death, then the Option holder, or the representative of the estate or the heirs of a deceased Option holder, as the case may be, shall have until the later of the end of the third month following termination of employment or services for such reason, or the stated expiration date of the Option, and no longer, to exercise any unexercised portion of such Option and any related Rights that could have been exercised on the date of termination (and, in the case of retirement after attaining age 65, after giving effect to Section 10 hereof). If the employment or services of an Option holder with the Company and its Subsidiaries are terminated for cause (the determination of whether such termination was for cause to be made by the Committee in its sole discretion, which shall be conclusive), then all Options and Rights held by such holder shall terminate immediately, and an Option holder whose employment or services are so terminated shall have no right on and after such termination to exercise any then unexercised portion of such Options or Rights, notwithstanding the holder's right to exercise all or a portion of such Options or Rights prior to termination.

          Notwithstanding any part of the foregoing to the contrary, Options and Rights may not be exercised prior to the approval of the Plan by the stockholders of the Company as provided in Section 17 hereof.

          The Committee in its discretion may provide when it grants an Option that, notwithstanding any provision of the Plan or a Certificate of Option or Option Agreement to the contrary, the Option Price payable upon the exercise of an Option after the termination of the Option holder's employment or services may only be paid in full upon exercise and in cash or by certified check.

          An Option holder's transfer, without interruption in service, between the Company and its Subsidiaries during the term of an Option granted under the Plan shall not be considered a termination of employment or other relationship for purposes of the Plan. An Option holder's rights shall not be affected by any change in duties or position after an Option is granted to him or her under the Plan, so long as the Option holder continues to be employed by or to render services as an independent sales agent to the Company or a Subsidiary. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment or other relationship for purposes of the Plan shall be determined by the Committee in its sole discretion.

          Nothing contained herein or in any Certificate of Option or Option Agreement shall be construed to confer or any employee or other individual any right to continue to be employed by or render services to the Company or a Subsidiary, or derogate from any right of the Company or a Subsidiary to remove, retire, request the resignation of or discharge such individual (without or with pay), at any time, with or without cause.

     14. Adjustment of Shares. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares, or if the Shares shall be split up, converted, exchanged, reclassified, combined or in any way substituted for, the Option, and

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any related Rights, to the extent that they have not been exercised, shall entitle the holder upon the future exercise of the Option or Rights to purchase such number and kind of securities or other property, subject to the terms of the Option or Rights, which he or she would have been entitled to receive had he or she actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such event; and the aggregate Option Price payable upon the future exercise of the Option shall be the same as if the original Shares were being purchased thereunder. Any fractional Shares or other securities which may be issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or other securities as of the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remains to be granted, or with respect to which Options may again be granted, shall be similarly adjusted.

          The Committee's determination as to adjustments to be made pursuant to this Section 14 shall be final, binding and conclusive.

     15. Issuance of Shares and Compliance with Securities Laws. The Company may postpone the issuance and delivery of Shares upon any exercise of an Option or Rights until (a) the admission of such Shares to listing on NASDAQ or any stock exchange or exchanges on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares or such filings under any federal or state law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising any Option or Rights shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with the provisions of applicable federal and state securities laws, rules, and regulations. The Company shall have the right, in its sole discretion, to issue "stop transfer" instructions for, and to place an appropriate legend on the certificates for, any Shares which may be issued upon exercise of an Option or Rights. Nothing in the Plan or any Certificate of Option or Option Agreement shall be construed to require the Company to register the Shares issued or issuable under the Options and Rights under the Securities Act of 1933, as amended, or under any applicable state securities law.

     16. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Options and Rights not theretofore granted, and the Board of Directors or the Committee may, with the consent of the affected holder of any Option, at any time or from time to time amend the terms and conditions of such Options and related Rights as have been theretofore granted. Notwithstanding the foregoing, neither the Board of Directors or the Committee may take any of the following actions unless the holders of a majority of the Company's stock entitled to vote approve such action within one year before or after it is taken:

               (a) increase the total number of Shares for which Options and related Rights may be granted under the Plan in the aggregate or to any one person;

               (b) change the minimum Option Price for Shares subject to Options;

               (c) change the designation of the class of persons eligible to receive Options and related Rights under the Plan;

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               (d)  permit any member of the Committee while serving thereon to receive an Option (with or without Rights) under the Plan;

               (e) permit an Option or related Rights to be exercised earlier than one year after it is granted;

               (f)  extend the termination date of the Plan; or

               (g) take any other action with respect to the Plan which under the Code would be deemed the adoption of a new plan or which, under Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, would require approval of the Company's stockholders.

          To the extent not inconsistent with the Plan, the Committee may authorize and establish such rules and regulations as it may determine to be advisable to make the Plan, Options and Rights effective or to provide for their administration, and may take such other action with regard to the Plan, Options and Rights as it shall deem desirable to effectuate their purpose. The Committee shall have the authority to interpret the Plan as it may deem advisable and to make determinations which shall be final, binding and conclusive upon all persons. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Rights granted under it.

     17. Approvals. This Plan is conditioned upon its approval by the holders of a majority of the stock of the Company entitled to vote, present in person or by proxy, at any special or annual meeting, on of before April 20, 1988; provided, however, that the Plan is adopted and approved by the Board of Directors effective April 20, 1987 to permit the granting of Options (with or without related Rights) prior to the approval of the Plan by the stockholders of the Company as aforesaid. Any Options granted under the Plan prior to such approval shall be granted subject to such approval, and in the event that this Plan is not approved by the stockholders of the Company as aforesaid, this Plan shall be void and of no force and effect, and any Options that may have been granted shall be void and of no force or effect.

     18. Subject to Applicable Law. The Plan and all Options and Rights granted pursuant to it are subject to all applicable laws and the rules and regulations of governmental authorities. Notwithstanding any provisions of the Plan or any Option to the contrary, no Option holder shall be entitled to exercise an Option or Rights or any other right under the applicable Option, and the Company shall not be obligated to issue any Shares to such holder or to take any other action under the applicable Option, if such exercise, issuance or other action would constitute a violation of any law, rule, or regulation applicable to the Option holder or the Company or of any order, judicial decision, or material agreement to which the Company is a party or by which it is bound. The Plan will be administered in accordance with and governed by the laws of the state under the laws of which the Company is incorporated.

     19. Reincorporation. The Company currently proposes to reincorporate under the laws of the State of Delaware by merging into a wholly owned subsidiary, Transmedia Network Inc., which is to be organized as a Delaware corporation ("Transmedia Delaware").

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Transmedia Delaware would be the surviving corporation in such merger. In the event such reincorporation merger is approved by the Company's stockholders and becomes effective, then automatically upon the effective date of such merger and without any further action by the Company or Transmedia Delaware, the Plan shall become the Plan of Transmedia Delaware and shall continue in full force and effect in accordance with its terms at such time, except that all references herein to the Company shall be deemed to refer to Transmedia Delaware as the surviving corporation, and all references herein to the Shares shall, be deemed to refer to shares of the Common Stock, par value $.001 per share, of Transmedia Delaware.

     20. Final issuance Date. No Option shall be granted under the Plan after April 20, 1997.

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